Exhibit 10.29

March 23, 2004

Moore Medical Corp.

389 John Downey Drive

New Britain, Connecticut 06050

Attn: John Zinzarella

Ladies and Gentlemen:

Reference is hereby made to that certain Loan and Security Agreement dated as of January 26, 2001, as amended by each of (i) that certain Amendment Agreement, dated as of March 27, 2003, (ii) that certain Second Amendment Agreement, dated as of August 8, 2003, and (iii) that certain Third Amendment Agreement, dated as of November 6, 2003 (as amended from time to time, the “Loan Agreement”) by and between Moore Medical Corp. (the “Borrower”) and Fleet Capital Corporation (the “Lender”). Capitalized terms which are used herein without definition and which are defined in the Loan Agreement shall have the same meanings herein as in the Loan Agreement.

Borrower has notified Lender that Borrower has failed to comply with clause (ii) of Paragraph 3 of Schedule 7.3 of the Loan Agreement for the two fiscal quarters ending December 27, 2003, and such failure has resulted in an Event of Default under the Loan Agreement. As a result of such Event of Default, Borrower has requested that Lender waive such Event of Default. The Lender hereby waives the occurrence of such Event of Default as a result of the failure of the Borrower to comply with clause (ii) of Paragraph 3 of Schedule 7.3 for the two fiscal quarters ending December 27, 2003.

The waiver set forth above shall be effective upon the payment by the Borrower to the Lender of a waiver fee in the amount of Ten Thousand Dollars ($10,000.00) on or before the date hereof, and shall be effective only for the event specified in the preceding paragraph occurring on or before December 27, 2003 and such waiver shall not entitle the Borrower to any future waivers in similar or other circumstances.

If the foregoing terms are acceptable to you, we would request that you indicate your agreement to those provisions by signing the counterpart of this letter enclosed herewith and returning such counterpart to us on or before the date set forth above.

Yours sincerely,

FLEET CAPITAL CORPORATION

By: /s/ Lisa Freeman
Its VP

ACCEPTED and AGREED as of

the date of the above letter:

MOORE MEDICAL CORP.

By: /s/ John M. Zinzarella
Its
Duly Authorized